HealthEquity Reports Second Quarter Ended July 31, 2019 Financial Results
Highlights of the second quarter include:

•	Revenue of $86.6 million, an increase of 22% compared to Q2 FY19.

•	Net income of $19.4 million, a decrease of 14% compared to $22.5 million in Q2 FY19.

•	Net income per diluted share of $0.30 compared to $0.36 in Q2 FY19.

•	Non-GAAP net income per diluted share of $0.45 compared to $0.36 in Q2 FY19.

•	Adjusted EBITDA of $40.6 million, an increase of 28% compared to Q2 FY19.

•	HSA Members of 4.2 million, an increase of 16% compared to Q2 FY19.

•	Total Custodial Assets of $8.5 billion, an increase of 21% compared to Q2 FY19.
Draper, Utah – September 3, 2019 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its second quarter ended July 31, 2019.
“We believe that HealthEquity’s results in the second quarter and the speedy close of the WageWorks acquisition position us for a strong second half selling season,” said Jon Kessler, HealthEquity’s President and CEO. “HealthEquity’s more than 215,000 new HSAs and $400 million in custodial asset growth in the first half provides the team the opportunity to once again outpace HSA market growth this year. HealthEquity’s unique combined offering of HSAs and consumer-directed benefits will enable us to continue building our leading HSA market position.”
Second quarter financial results
For the second quarter ended July 31, 2019, HealthEquity reported revenue of $86.6 million, an increase of 22% compared to $71.1 million for the second quarter ended July 31, 2018. Revenue consisted of:

•	Service revenue of $26.3 million, an increase of 5% compared to Q2 FY19.

•	Custodial revenue of $43.6 million, an increase of 42% compared to Q2 FY19.

•	Interchange revenue of $16.7 million, an increase of 8% compared to Q2 FY19.
Net income was $19.4 million for the second quarter ended July 31, 2019, compared to $22.5 million for the second quarter ended July 31, 2018.
Net income per diluted share was $0.30 for the second quarter ended July 31, 2019, compared to $0.36 for the second quarter ended July 31, 2018.
Non-GAAP net income per diluted share was $0.45 for the second quarter ended July 31, 2019, compared to $0.36 for the second quarter ended July 31, 2018.
Adjusted EBITDA was $40.6 million for the second quarter ended July 31, 2019, an increase of 28% compared to $31.8 million for the second quarter ended July 31, 2018. Adjusted EBITDA was 47% of revenue for the second quarter ended July 31, 2019, compared to 45% for the second quarter ended July 31, 2018.
As of July 31, 2019, we had $815.2 million of cash and cash equivalents and no outstanding debt. This compares to $361.5 million in cash and cash equivalents and no outstanding debt as of January 31, 2019.
HSA Member and Custodial Asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of July 31, 2019 was 4.2 million, an increase of 16% from 3.6 million as of July 31, 2018. Total Active HSA Members as of July 31, 2019 was 3.3 million, an increase of 13% from 2.9 million as of July 31, 2018. Total HSA Members with investments as of July 31, 2019 was 187,000, an increase of 31% from 143,000 as of July 31, 2018.
Total Custodial Assets as of July 31, 2019 was $8.5 billion, an increase of 21% year over year, consisting of:

•	Custodial Cash Assets of $6.5 billion, an increase of 17% compared to July 31, 2018; and

•	Custodial Investment Assets of $2.1 billion, an increase of 38% compared to July 31, 2018.

Business outlook
We have updated the HealthEquity standalone outlook for the year ending January 31, 2020. We expect our revenue to be between $341 million and $347 million. Our outlook for net income is a range of $9 million to $13 million, resulting in a net income per diluted share range of $0.13 to $0.19. Our Adjusted EBITDA outlook is a range of $138 million to $142 million. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, integration and acquisition-related costs, unrealized gains and losses on marketable equity securities, and other certain non-operating items. We also expect our non-GAAP net income to be in a range between $76 million and $80 million. Our non-GAAP net income is calculated by adding back to net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate of 24%, subtracting the excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09, and adjusting for unrealized gains and losses on marketable equity securities, net of an estimated statutory tax rate of 24%. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $1.10 to $1.16 (based on an estimated 69 million weighted-average shares outstanding).
Regarding the WageWorks acquisition, which closed August 30, 2019, we will include WageWorks' operating results for the five months from September through January 2020. In addition to our outlook for the HealthEquity standalone business above, we expect WageWorks revenue for the five months to be between $170 and $175 million.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, September 3, 2019 to discuss the fiscal second quarter 2020 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 5799847. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.

•
Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, integration and acquisition-related costs, unrealized gains and losses on marketable equity securities, and other certain non-operating items.

•
Non-GAAP net income is calculated by adding back to GAAP net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate, subtracting the excess tax benefits due to the adoption of ASU 2016-09, and adjusting for unrealized gains and losses on marketable equity securities, net of an estimated statutory tax rate.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

About HealthEquity
HealthEquity administers Health Savings Accounts (HSAs) and other consumer directed benefits for nearly 12 million members in partnership with employers, benefits advisors and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	our reliance on the availability and performance of our technology and communications systems;

•
recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	July 31, 2019	January 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$815,160	$361,475
Accounts receivable, net of allowance for doubtful accounts as of July 31, 2019 and January 31, 2019 of $105 and $125, respectively	27,357	25,668
Other current assets	10,999	7,534
Total current assets	853,516	394,677
Other investments	81,839	709
Property and equipment, net	9,873	8,223
Operating lease right-of-use assets	36,716	—
Intangible assets, net	88,768	79,666
Goodwill	4,651	4,651
Deferred tax asset	666	1,677
Other assets	22,311	20,413
Total assets	$1,098,340	$510,016
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,740	$3,520
Accrued compensation	11,055	16,981
Accrued liabilities	19,392	8,552
Operating lease liabilities	3,954	—
Total current liabilities	37,141	29,053
Operating lease liabilities, non-current	35,660	—
Deferred tax liability	7,773	916
Other long-term liabilities	735	2,968
Total liabilities	81,309	32,937
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 70,603 and 62,446 shares issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	7	6
Additional paid-in capital	783,986	305,223
Accumulated earnings	233,038	171,850
Total stockholders’ equity	1,017,031	477,079
Total liabilities and stockholders’ equity	$1,098,340	$510,016

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended July 31,		Six months ended July 31,
	2019	2018	2019	2018
Revenue:
Service revenue	$26,282	$24,935	$53,090	$49,756
Custodial revenue	43,614	30,715	85,566	59,149
Interchange revenue	16,727	15,417	35,019	32,066
Total revenue	86,623	71,067	173,675	140,971
Cost of revenue:
Service costs	19,745	17,199	40,394	35,246
Custodial costs	4,209	3,502	8,332	6,941
Interchange costs	4,229	3,791	8,756	7,853
Total cost of revenue	28,183	24,492	57,482	50,040
Gross profit	58,440	46,575	116,193	90,931
Operating expenses:
Sales and marketing	8,391	7,243	17,361	14,103
Technology and development	11,645	8,398	22,550	16,377
General and administrative	9,262	7,893	17,971	15,400
Integration	2,784	—	2,784	—
Amortization of acquired intangible assets	1,494	1,478	2,985	2,948
Total operating expenses	33,576	25,012	63,651	48,828
Income from operations	24,864	21,563	52,542	42,103
Other income (expense), net	(1,128)	(75)	22,472	(76)
Income before income taxes	23,736	21,488	75,014	42,027
Income tax provision (benefit)	4,370	(1,029)	13,826	(3,067)
Net income and comprehensive income	$19,366	$22,517	$61,188	$45,094
Net income per share:
Basic	$0.30	$0.36	$0.97	$0.73
Diluted	$0.30	$0.36	$0.94	$0.72
Weighted-average number of shares used in computing net income per share:
Basic	64,220	61,880	63,289	61,531
Diluted	65,583	63,397	64,785	63,060

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$61,188	$45,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,722	8,916
Unrealized (gains) losses on marketable equity securities and other	(27,180)	86
Deferred taxes	7,868	2,351
Stock-based compensation	13,618	9,727
Changes in operating assets and liabilities:
Accounts receivable	(1,689)	(3,304)
Other assets	(5,036)	(6,921)
Operating lease right-of-use assets	1,286	—
Accounts payable	(1,083)	(837)
Accrued compensation	(5,926)	(2,826)
Accrued liabilities and other current liabilities	4,942	56
Operating lease liabilities, non-current	(1,210)	—
Other long-term liabilities	331	298
Net cash provided by operating activities	56,831	52,640
Cash flows from investing activities:
Purchases of intangible member assets	(1,736)	(1,014)
Purchases of marketable equity securities and other	(53,845)	(368)
Purchases of property and equipment	(3,492)	(2,690)
Purchases of software and capitalized software development costs	(9,518)	(4,701)
Net cash used in investing activities	(68,591)	(8,773)
Cash flows from financing activities:
Proceeds from follow-on equity offering, net of payments for offering costs	458,881	—
Proceeds from exercise of common stock options	6,564	18,469
Net cash provided by financing activities	465,445	18,469
Increase in cash and cash equivalents	453,685	62,336
Beginning cash and cash equivalents	361,475	199,472
Ending cash and cash equivalents	$815,160	$261,808
Supplemental cash flow data:
Interest expense paid in cash	$101	$101
Income taxes paid in cash, net of refunds received	9,119	554
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$3	$14
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	487	175
Purchases of intangible member assets accrued during the period	6,500	181
Exercise of common stock options receivable	87	135
Follow-on equity offering costs accrued during the period	386	—
Debt issuance costs accrued during the period	345	—

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$1,010	$807	$1,869	$1,220
Sales and marketing	1,158	891	2,166	1,596
Technology and development	1,930	1,300	3,429	2,291
General and administrative	3,492	2,490	6,154	4,620
Total stock-based compensation expense	$7,590	$5,488	$13,618	$9,727
HSA Members (unaudited)

(in thousands, except percentages)	July 31, 2019	July 31, 2018	% Change	January 31, 2019
HSA Members	4,163	3,574	16%	3,994
Average HSA Members - Year-to-date	4,073	3,488	17%	3,608
Average HSA Members - Quarter-to-date	4,119	3,533	17%	3,813
New HSA Members - Year-to-date	215	219	(2)%	679
New HSA Members - Quarter-to-date	126	121	4%	341
Active HSA Members	3,300	2,933	13%	3,241
HSA Members with investments	187	143	31%	163
HSA Member Custodial assets (unaudited)

(in millions, except percentages)	July 31, 2019	July 31, 2018	% Change	January 31, 2019
Custodial cash	$6,460	$5,537	17%	$6,428
Custodial investments	2,056	1,494	38%	1,670
Total custodial assets	$8,516	$7,031	21%	$8,098
Average daily custodial cash - Year-to-date	$6,404	$5,478	17%	$5,586
Average daily custodial cash - Quarter-to-date	$6,402	$5,489	17%	$5,837
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2019	2018	2019	2018
Net income	$19,366	$22,517	$61,188	$45,094
Interest income	(1,884)	(303)	(3,227)	(561)
Interest expense	67	69	130	136
Income tax provision (benefit)	4,370	(1,029)	13,826	(3,067)
Depreciation and amortization	3,455	2,918	6,737	5,968
Amortization of acquired intangible assets	1,494	1,478	2,985	2,948
Stock-based compensation expense	7,590	5,488	13,618	9,727
Integration-related costs	2,784	—	2,784	—
Acquisition-related costs	6,596	224	7,780	225
Unrealized gain on marketable equity securities	(3,774)	—	(27,285)	—
Other (1)	579	439	1,030	958
Adjusted EBITDA	$40,643	$31,801	$79,566	$61,428

(1)
For the three months ended July 31, 2019 and 2018, Other consisted of non-income-based taxes of $108 and $116, other (income)/costs of $15 and $(32), and amortization of incremental costs to obtain a contract of $456 and $355, respectively. For the six months ended July 31, 2019 and 2018, Other consisted of non-income-based taxes of $121 and $220, other costs of $9 and $56, and amortization of incremental costs to obtain a contract of $900 and $682, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2020
Net income	$9 - $13
Interest expense	~ 23
Income tax benefit	~ (1)
Depreciation and amortization	~ 16
Amortization of acquired intangible assets	~ 36
Stock-based compensation expense	~ 28
Integration-related costs	~ 29
Acquisition-related costs	~ 27
Unrealized gain on marketable equity securities	~ (28)
Other	~ (1)
Adjusted EBITDA	$138 - $142

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended		Six months ended		Outlook for the year ending
(in millions, except per share data)	July 31, 2019	July 31, 2018	July 31, 2019	July 31, 2018	January 31, 2020
Net income	$19	$22	$61	$45	$9 - $13
Amortization of acquired intangible assets, net of tax (1)	1	1	3	3	27
Stock-based compensation, net of tax (1)	6	4	10	7	22
Excess tax benefit due to adoption of ASU 2016-09	(1)	(5)	(3)	(12)	(3)
Integration-related costs, net of tax (1)	2	-	2	-	22
Acquisition-related costs, net of tax (1)	5	-	6	-	20
Unrealized gain on marketable equity securities, net of tax (1)	(3)	-	(21)	-	(21)
Non-GAAP net income	$29	$22	$58	$43	$76 - $80

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	66	63	65	63	69
Non-GAAP net income per diluted share (2)	$0.45	$0.36	$0.89	$0.68	$1.10 - $1.16
(1) For the three and six months ended July 31, 2019 and 2018, the Company used an estimated statutory tax rate of 24% to calculate the net impact of stock-based compensation expense, mark-to-market adjustments, and acquisition and integration-related costs.
(2) Non-GAAP net income per diluted share does not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
HSA Member	An HSA for which we serve as custodian.
Active HSA Member
An HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.

Custodial cash assets	HSA Members' deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner.
Custodial investments	HSA Members' investments in mutual funds through our custodial investment fund partner.
Employer Partner	Our employer clients.
Health Plan and Administrator Partner	Our Health Plan and Administrator clients.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, unrealized gains and losses on marketable equity securities, acquisition and integration-related costs, and other certain non-operating items.

Non-GAAP net income
Calculated by adding back to net income amortization of acquired intangible assets, stock-based compensation expense, and integration and acquisition-related costs, net of an estimated statutory tax rate, subtracting the excess tax benefits due to the adoption of ASU 2016-09, and adjusting for unrealized gains and losses on marketable equity securities, net of an estimated statutory tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.